UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On December 24, 2009, the Audit Committee of our Board of Directors of Koss Corporation (the “Company”), on the recommendation of an independent committee of the Board of Directors and its advisors and management, concluded that our previously issued financial statements on Forms 10-K for the fiscal years ended June 30, 2006, 2007, 2008 and 2009 and on Form 10-Q for the three months ended September 30, 2009 should no longer be relied upon because of the discovery of unauthorized financial transactions. An internal investigation under the supervision of an independent committee of the Board of Directors with the assistance of independent counsel and forensic accountants is continuing.  The Company has discussed the matters disclosed in this filing with its independent accountant.  As promptly as possible, the Company plans to restate its financial statements for such periods as further investigation indicates.

A press release with respect to this matter was issued on December 24, 2009.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 23, 2009, the Company terminated Ms. Sujata Sachdeva, the Company’s Vice President of Finance and Secretary and Principal Accounting Officer.

Item 9.01.      Financial Statements and Exhibits.

(d)          Exhibits

Exhibit 99.1               Press Release dated December 24, 2009, announcing non-reliance on previously issued financial statements and termination of VP of Finance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 24, 2009	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer,
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated December 24, 2009, announcing non-reliance on previously issued financial statements and termination of VP of Finance